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                     [Letterhead of PricewaterhouseCoopers]

                                                                    Exhibit 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in this Registration Statement on Form S-1 of Sky Global Networks, Inc. of our report dated February 16, 1999, except with respect to Note 14b for which the date is March 30, 1999, relating to the financial statements of Innova, S. de R.L. de C.V., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          By: Felipe Perez Cervantes, C.P.

Mexico, D.F.
June 13, 2000